UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2011
SNYDER’S-LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 Ballantyne Corporate Place, Suite 900	28277

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 554-1421
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 21, 2011, Snyder’s-Lance, Inc. (the “Company”) entered into a Retention and Amendment Agreement (the “Amendment”) with Rick D. Puckett, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. The Amendment amends the Amended and Restated Compensation and Benefits Assurance Agreement (the “Benefits Agreement”) dated April 24, 2008 by and between Mr. Puckett and the Company.
     The Benefits Agreement provides for the payment of specified severance benefits to Mr. Puckett if a “qualifying termination” of Mr. Puckett’s employment occurs within three years following a “change in control” of the Company. As previously disclosed, a “change in control” under the Benefits Agreement occurred on December 2, 2010 in connection with the merger of a wholly-owned subsidiary of the Company with Snyder’s of Hanover, Inc.
     Before the Amendment, the Benefits Agreement defined a “qualifying termination” to include, among other things, any voluntary termination by Mr. Puckett of his employment with the Company during the thirteenth month following a change in control. As a result, Mr. Puckett had a contractual right under the Benefits Agreement to voluntarily terminate his employment with the Company in January 2012 and receive the severance benefits thereunder. The Amendment amended the definition of “qualifying termination” under the Benefits Agreement to eliminate this contractual right. As such, Mr. Puckett is no longer entitled to receive the specified severance benefits in the event he voluntarily terminates his employment during the thirteenth month following a change in control. As consideration for entering into the Amendment, Mr. Puckett will receive a lump sum cash payment in the amount of $250,000 (less any required tax withholding).
     Pursuant to the Amendment, the Company is also granting retention awards to Mr. Puckett. Each of these awards is intended to promote the retention of Mr. Puckett and appropriately motivate his future performance. In accordance with the Amendment, the Company will grant to Mr. Puckett restricted shares of the common stock of the Company pursuant to the Company’s 2007 Key Employee Incentive Plan (the “2007 Plan”) with a grant date fair value of $300,000 (the “Restricted Stock Award”). The Company will also grant Mr. Puckett nonqualified stock options under the Company’s 2007 Plan with a grant date value of $350,000 and a term of ten years (the “Option Award” and, collectively with the Restricted Stock Award, the “Retention Awards”). For each of the Retention Awards, the grant date and the number of shares of restricted stock or stock options, as applicable, shall be determined in the same manner as awards of restricted stock or stock options, as applicable, under the 2011 Three-Year Performance Plan for Officers and Key Managers (the “Three-Year Plan”). Each of the Retention Awards will vest in full on the third anniversary of the grant date and shall otherwise be subject to provisions consistent with awards of restricted shares or stock options, as applicable under the Three-Year Plan. Each of the Retention Awards shall be in addition to any awards made by the Company to Mr. Puckett pursuant to the Three-Year Plan.
     Pursuant to the Amendment, Mr. Puckett has also agreed to comply with certain non-competition, non-solicitation and non-interference covenants during his employment and for a period of one year following the termination of his employment. The summary of the

Amendment contained herein is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Exhibit Description
10.1	Retention and Amendment Agreement, dated as of February 21, 2011, between the Company and Rick D. Puckett

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S-LANCE, INC.
Date: February 25, 2011	By:	/s/ Rick D. Puckett
Rick D. Puckett
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
February 21, 2011	0-398
SNYDER’S-LANCE, INC.
EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Retention and Amendment Agreement, dated as of February 21, 2011, between the Company and Rick D. Puckett